Exhibit 99.1

FOR IMMEDIATE RELEASE
Company Contact:
Edward Nichols
Manakoa Services Corporation Phone 303.327.5200 x664

Investors:
Jordan Silverstein/John Nesbett
The Investor Relations Group Phone: 212.825.3210

Manakoa System Controls Management Pack Announced to an Audience of Microsoft Management Specialists

May  11,  2005  Kennewick,   WA:  Product   Simplifies   Auditing   Process  for
Sarbanes-Oxley Compliance

Manakoa Services Corporation MKOS released its newest product, the Manakoa System Controls Management Pack, in a Live Meeting broadcast to an audience of Microsoft Management Specialists on Friday, May 6.

The System Controls Management Pack (SCMP) addresses the information security requirement of the Sarbanes-Oxley Act and augments the Manakoa Compliance Suite(TM) that was released in January.

By leveraging the Microsoft MOM 2005 collecting and reporting services, the Manakoa SCMP(TM) can help simplify the auditing process for companies reporting on information security as part of Sarbanes-Oxley compliance. SCMP audits key compliance controls within a network and aids organizations in their efforts to accurately create reports that comply with government regulations.

The SCMP provides detailed reporting on specific IT resources. It also provides templates that an organization can employ to develop event rules, alert notifications, and reporting in order to track the status of regulatory auditing requirements. The initial release of this Management Pack focuses on collecting IT system security events for Windows Servers and reports them in support of Sarbanes-Oxley's requirements.

As part of this release announcement, Manakoa allowed participants in the meeting to take advantage of their Early Adopter Program by downloading the beta version of SCMP to use with MOM 2005. According to Manakoa SCMP Program Manager Jeremiah Beckett, "The SCMP provides a great opportunity for organizations that currently leverage MOM 2005 to collect and report on Windows Server controls that are pertinent to specific regulatory auditing requirements. In a basic configuration, this Management Pack automatically starts collecting events and provides the proper guidance for extending MOM 2005 base services to support custom controls and alerting."

Manakoa's ComplianceSuite(TM) is a platform that provides specific planning, enforcement and reporting functionality for addressing regulatory compliance. The supporting pillars of this platform are the assessment/planning group--the Compliance WorkCenter(TM)--and the mitigation/controls group, the Compliance
Command & Control Center(TM) (not yet released). The SCMP fits into the WorkCenter strategy that also includes the recently released Manakoa KnowledgeBase(TM) and the Manakoa Compliance Services (MCS) for identifying and managing assets, as well as the Compliance Auditing Management Packs(TM) (CAMPs) that were recently announced at the Microsoft Management Summit (MMS) on April 20th in Las Vegas. The CAMPs for MOM 2005 support the Gramm Leach Bliley Act
(GLBA), the Health Insurance Portability and Accountability Act (HIPAA), and the Federal Information Security Management Act (FISMA). They map specific


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requirements  within each piece of  legislation  to IT assets for  comprehensive compliance assessment. Because SOX reporting requirements are more general, SCMP for SOX provides a broader reporting capability.

Parties interested in learning more about Manakoa Services' Compliance Solutions should refer to the company website, www.manakoa.com.

About Manakoa Services Corporation

Manakoa (www.Manakoa.com) is an independent software vendor and professional services company addressing the multi-billion dollar IT security, IT compliance, and regulatory compliance marketplace for enterprise customers. Manakoa's security and compliance solutions suite offers advanced automation software designed to control business and IT policies, implement and enforce mandated compliance initiatives, and provide dynamic views for monitoring and administration based on the role and permissions of user and department. This groundbreaking software platform transforms high-cost security and compliance consulting engagements into automated, consistent, and cost-effective technology. Manakoa's software platform can greatly reduce consulting hours and time-to-compliance through sustainable, repeatable technology. Manakoa's flagship products are being previewed by Fortune 500 companies due to the unique templates for analyzing compliance with United States regulations such as the Gramm Leach Bliley Act, Sarbanes-Oxley, FISMA, the USA Patriot Act, and HIPPA. Manakoa's full product suite, which will include Manakoa Compliance WorkCenter(TM) and Manakoa Compliance Command and Control Center(TM), provides a scalable, cost-effective, total compliance solution, which can easily be utilized in concert with a company's existing IT. Stand-alone components of the suite include the Manakoa KnowledgeBase(TM), Manakoa Compliance Services(TM), and Compliance Auditing Management Packs (CAMP(TM)). Finally, the Company recently announced a joint licensing and development agreement with Battelle Corporation and the Pacific Northwest National Laboratory (PNNL) to commercialize the first Cyber Attack Simulation Trainer. The Company is the only corporation to have three individuals named as Microsoft Most Valuable Professional in the field of Security.

Under the Private Securities Litigation Reform Act--with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, including, but not limited to, product acceptance, economic, competitive, governmental, results of litigation, technological and/or other factors which are outside the control of the Company. Actual results and developments may differ materially from those contemplated by these statements depending on such factors as changes in general economic conditions and financial or equity markets, technological changes, and other business risk factors. The Company does not assume, and expressly disclaims, any obligation to update these forward-looking statements.

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